                                                                   [CONFIDENTIAL
                                                                       TREATMENT
                                                                      REQUESTED]

                               LICENSE AGREEMENT



THIS LICENSE AGREEMENT (hereinafter "Agreement") is made and entered into this
10th  day of        March           , 1993 (hereinafter "Effective Date")
between THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL, having an address at 300 Bynum Hall, Chapel Hill, N. C. (hereinafter "University") and CYTOGEN CORPORATION, with offices at 600 College Road East-CN 5308, Princeton, New Jersey 08540-5308 (hereinafter "Cytogen").

                                   BACKGROUND

University has developed and is continuing to develop technology relating to Totally Synthetic Affinity Reagents; file #ORS 86-8 (hereinafter "TSAR Technology") .

University is the owner by assignment of certain patents and patent applications covering said TSAR Technology.

University is presently engaged in and intends to continue to conduct research and development to make improvements in its proprietary TSAR Technology .

The parties acknowledge and hereby confirm that they have entered into certain agreements (hereinafter collectively, "Research

Agreements") which are, on the Effective Date of this Agreement, subsisting and in full force and effect.

The University acknowledges and hereby confirms that Cytogen has exercised its right under the aforementioned Option Agreement to acquire an exclusive license to commercialize the TSAR Technology developed in the laboratories of Dr. Dana Fowlkes and Dr. Brian Kay at the University.

University is willing to grant such exclusive license to Cytogen under the terms and conditions stated hereinbelow and to transfer to Cytogen all information and technology concerning TSARs for the ultimate benefit of the public.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein recited, and other good and valuable considerations, the receipt of which is acknowledged, it is agreed as follows:

1.     Definitions
       -----------

1.1 "Affiliate" shall mean any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with Cytogen. For purposes of this sub-paragraph 1.1, control shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such entity.

1.2 "Cytogen Technology" shall mean all information and data pertaining to products which were transferred to the University by Cytogen during the term of this Agreement and pursuant to sponsored research agreements (hereinafter "Research Agreements").

1.3 "Licensed Field" shall mean all purposes of Licensed Products including, without limitation, therapeutic and diagnostic uses.

1.4 "Licensed Know-how" shall mean all data, information, technology or special ability on the part of the University relating to the research, development, manufacture or testing of TSAR Technology for use in the Licensed Field and which are useful in seeking approval from appropriate governmental health authorities to market Licensed Products, including animal, laboratory and human clinical data, technical information, knowledge, techniques, processes, systems, formulae, results of experimentation and records pertaining thereto in which the University has any rights on the Effective Date or which shall be subsequently acquired by the University during the term of this

Agreement, but only to the extent such future information arises out of Cytogen-sponsored research at the University.

1.5 "Licensed Patents" shall mean any and all applications for United States Letters Patent which have been or which may be filed at any time covering TSAR Technology, as well as any and all divisions, continuations, continuations-in-part and renewals thereof, any and all United States Letters Patent which may be granted thereon, any and all reissues and extensions thereof, and any and all foreign counterpart applications and/or Letters Patent granted thereon.
Schedule A sets forth a list of the United States Letters Patent and applications therefor and foreign patent applications in existence as of the Effective Date of this Agreement.

1.6 "Licensed Products" shall mean and include any products for use in the Licensed Field which, at the time of manufacture, use or sale, (i) are within the scope of a Valid Licensed Claim of a Licensed Patent; or (ii) are produced, processed or otherwise manufactured by any method and/or process within the scope of a Valid Claim of a Licensed Patent; or (iii) whose use is within the scope of a Valid Licensed Claim of a Licensed Patent; or (iv) which utilize or are produced, processed or otherwise manufactured by any method and/or process contained within any Licensed Know-how or University Confidential Technology.

1.7    "Licensed Territory" shall mean the entire world.

1.8 "Net Sales" shall mean the amount billed by Cytogen, an Affiliate or third party sublicensee from the sale for commercial use of Licensed Products to
independent third parties less [       Information omitted and filed separately
with the Commission under Rule 24b-2.     ] In the event a Licensed Product is
sold in the form of a combination product containing one or more active ingredients other than TSAR Technology, Net Sales for such combination products shall be calculated by multiplying actual Net Sales of such Licensed Products by the fraction A/(A+B) where A is the invoice price of the given Licensed Product if sold separately by Cytogen, an Affiliate or third party sublicensee, and B is the total invoice price of any other active component or components in the combination if sold separately by Cytogen, an Affiliate or third party sublicensee. If the given Licensed Product and the other active component or components in the combination are not sold separately by Cytogen, an Affiliate or third party sublicensee, Net Sales for purposes of determining royalties on the combination shall be calculated by multiplying Net Sales of the combination by the fraction C/(C+D) where C is Cytogen's, an Affiliate's or third party sublicensee's total actual cost of Licensed Product at the point of formulation into the combination product and D is Cytogen's, an Affiliate's or third party sublicensee's total actual cost of the other active ingredient(s) at the point of formulation included in the combination product.

1.9 "Research Agreements", as hereinabove indicated, shall mean all Agreements, Amendments and Letter Agreements listed in Schedule B.

1.10 "TSAR Technology" shall mean and collectively include all inventions relating to the TSAR Technology as developed in the laboratories of Dr. Dana Fowlkes and Dr. Brian Kay at the University, which (a) were in existence on the Effective Date of this Agreement or which are made at any time in accord with or pursuant to the Research Agreements; and (b) which are legally and/or beneficially owned, and/or controlled by University and/or which pursuant to University's employment contract or policy covering University's scientific staff are obligated to be assigned to University. TSAR Technology, based on or resulting from data developed in the laboratories of Dr. Dana Fowlkes and Dr. Brian Kay, shall also mean and collectively include the identification, production, manufacture and/or utilization of (a) TSARs which includes any proteins, polypeptides and/or peptides, having specific binding affinity for any of a wide variety of ligands or portions thereof, said ligands, including but not limited to a chemical group, an ion, a metal, a synthetic organic compound, a bioorganic compound, an inorganic compound, a protein or peptide, a nucleic acid, a carbohydrate, a lipid, a fatty acid, a viral particle, a membrane vesicle, a cell wall component, or any portion of any of the above, identified by a process encompassing screening a library of vectors expressing a plurality of semi-random or random oligonucleotide sequences to identify those encoding a protein, polypeptide or peptide having specificity for a ligand of choice; (b) nucleotide sequences encoding TSARs; (c) vectors and/or libraries of vectors containing nucleotide sequences encoding TSARs; and (d) transformed cells containing the vectors encoding TSARs. The TSARs shall include both (a) unifunctional proteins, polypeptides and/or peptides having a binding domain with affinity for a ligand; and (b) heterofunctional proteins, polypeptides and/or peptides having a binding domain with affinity for a ligand and one or more biologically or chemically active effector domains, in which the binding domain and the effector domain can optionally be joined by a linker domain which is either stable or susceptible to cleavage.

1.11 "University Confidential Technology" shall mean and collectively include all technical information pertaining to the TSAR Technology including all research and development information, unpatented inventions, formulas, methods, plans, processes, specifications, characteristics, equipment design, know-how, experience and trade secrets to the extent that, as of the date of disclosure to Cytogen, is not (a) known to Cytogen; (b) disclosed in the published literature;
(c) generally available to industry; or (d) obtained by Cytogen from a third party without binder of secrecy, provided however, that such third party has no
                                 -------- -------
confidentiality obligations to University. All such information which is characterized as University Confidential Technology shall cease to be confidential, when, through no fault or omission of Cytogen, such information becomes (a) disclosed in the published literature; or (b) generally available to industry; or (c) obtained by Cytogen from a third party without binder of secrecy, provided however, that such third party has no confidentiality
         -------- -------
obligations to the University.

1.12 "Valid Licensed Claim" shall mean and include a claim in an issued Licensed Patent which has not lapsed or become abandoned and which claim has not been declared invalid by an unreversed or unappealable decision or judgment of a court of competent jurisdiction.

2.     License
       -------

2.1    Grant  University hereby grants Cytogen and its Affiliates an exclusive
       -----
license to make, have made, use and sell Licensed Products in the Licensed Field in the Licensed Territory under Licensed Patents, Licensed Know-how and University Confidential Technology, with the right to sublicense third parties.

2.2   Contractual Warranty  The University warrants and represents that it has
      --------------------
full right and power to grant the license set forth in paragraph 2.1 hereinabove without burdens, encumbrances, restraints or limitations of any kind which could adversely affect the rights of Cytogen, and that there are no outstanding written or oral agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement.

3.     Payments
       --------

3.1    Royalties    In part consideration of the licenses granted in paragraph
       ---------
2.1 hereinabove, Cytogen shall pay the University royalties as follows:

     [     Information omitted and filed separately with the Commission under
Rule 24b-2.

        ]

3.2    Milestone Payments    In part consideration of the license granted under
       ------------------
paragraph 2.1 hereinabove, Cytogen shall make payments to the University in the amounts and at the times indicated below:

     [     Information omitted and filed separately with the Commission under
Rule 24b-2.

                                                                               ]


3.3    Minimum Royalties    In part consideration of the license granted under
       -----------------
paragraph 2.1 hereinabove, Cytogen shall pay the University minimum royalties as follows:

     [     Information omitted and filed separately with the Commission under
Rule 24b-2.

                    ]

3.4    Force Majeure - Government Interference    In the event Cytogen is unable
       ---------------------------------------
to make, have made, use or sell Licensed Products because it is prevented, restricted or interfered with by reason of any cause beyond the control of Cytogen, including but not limited to fire, strikes or labor disputes, or any law, regulation or policy of the Federal or any State or local government or any agency thereof, Cytogen, upon written notice to the University, shall be excused from making the payments provided for in paragraph 3 and from adhering to commitments provided for in Paragraph 4, during the time of such prevention, restriction or interference.

3.5    Mandatory Licenses    In the event local laws or regulations in any
       ------------------
country of the Licensed Territory shall require University to enter into a mandatory license, no royalties shall be due University from Cytogen in such country of the Licensed Territory.

3.6    Credit Against Royalties    [     Information omitted and filed
       ------------------------
separately with the Commission under Rule 24b-2.



                                                 ]

3.7     Timing of Royalty Payments    Commencing ninety (90) days after the end
        --------------------------
of the first and each subsequent calendar quarter in which sales of a Licensed Product are made, Cytogen, its Affiliates and third party sublicensees shall deliver or cause to be delivered to the University a written report showing (a) the sales of each Licensed Product during the preceding quarter and (b) the calculation of Net Sales and the amount payable as royalties under paragraph 3.1 hereinabove. Concurrently with the submission of each such written report, Cytogen shall pay or cause to be paid to the University the amount of royalties shown to be due thereon.

3.8    Royalty Payments    Royalties shall be payable from the country in which
       ----------------
they are earned and subject to foreign exchange regulations then prevailing in such country, paid at such place as University may, from time to time designate and shall be payable to University. Unless otherwise agreed to by the parties hereto, royalties shall be remitted in United States Dollars. When, and if, all parties hereto agree that royalties shall be paid in a currency other than the currency of the country in which the royalties are earned, such royalties shall be first determined in the currency of the country in which they are earned and then converted to their equivalent in the currency of the country for which the parties have agreed royalties shall be paid. The buying rates of exchange for the currencies involved into the currency agreed to quoted by CITIBANK (or its successor in interest) in New York, New York for the last business day of the calendar quarterly period in which the royalties were earned shall be used to determine any such conversion.

3.9    Restrictions        In the event that Cytogen, its Affiliates or its
       ------------
third party sublicensees are unable as a result of legal or government restrictions to remit royalties from any country in which sales of Licensed Products are made, Cytogen, its Affiliates or its third party sublicensees, as the case may be, shall deposit the appropriate royalties in an account and bank in such country agreed by University, such agreement not to be unreasonably withheld. For so long as such restriction applies, Cytogen, its Affiliates or third party sublicensees shall be relieved of any further obligations to University in respect of such royalties except that of reporting to University under paragraph 3.11 of this Agreement the amounts of royalty payable and so deposited.

3.10    Taxes Withheld              Any income or other tax that Cytogen,  its
        --------------
Affiliates or its third party sublicensees are required to withhold on behalf of the University with respect to the royalties payable to the University under this Agreement shall be deducted from said royalties prior to remittance to the University; provided however, that in regard to any tax so deducted, Cytogen, its Affiliates and its third party sublicensees shall give or cause to be given to the University such assistance as may reasonably be necessary to enable the University to claim exemption therefrom or credit therefor, and in each case shall furnish the University proper evidence of the taxes paid on its behalf.

3.11    Records        Cytogen, its Affiliates or third party sublicensees shall
        -------
keep or cause to be kept accurate records in sufficient detail to enable the royalties payable hereunder to be determined. Upon reasonable request of the University Cytogen, its Affiliates or third party sublicensees shall have the independent public accountant that audits Cytogen's, its Affiliates' or third party sublicensees' financial records verify the accuracy of the royalty payments made or payable hereunder during the preceding calendar year, but only as to any period ending not more than three (3) years prior to the date of such request. Said accountant shall disclose to the University only that information which is necessary to determine the accuracy of royalty payments required under this Agreement. The University shall pay the cost for any review of records conducted at the request of the University under this paragraph 3.11, unless errors of greater than $1,000 owed to the University are found.

4.      Diligence
        ---------

4.1     Reasonable Efforts          Cytogen shall use reasonable efforts,
        ------------------
commensurate with standards commonly followed in the pharmaceutical industry and the requirements imposed upon manufacturers by governmental agencies, to proceed diligently with the development, manufacture and sale of Licensed Products and shall earnestly and diligently offer and continue to offer for sale such Licensed Products once developed and approved for commercial use, both under reasonable conditions and consistent with sound business practices, including those specifically adopted by the management of Cytogen for the conduct of its overall business, during the term of this Agreement.

4.2     Performance Indicators                    (a) The parties agree that
        ----------------------
Cytogen shall meet the following performance indicators for Licensed Products for in vivo uses:

        [     Information omitted and filed separately with the Commission under
Rule 24b-2.

                  ]

4.3     Sublicensing Proposals During Cytogen Sponsorship of Research on TSAR
        ---------------------------------------------------------------------
Technology      It is agreed that, in the period during which Cytogen shall
- - ----------
sponsor, and University hereby acknowledges Cytogen is currently sponsoring, research on TSAR Technology at University under the provisions of Research

Agreements, University agrees to direct Cytogen to any third party who approaches University with a proposal for developing a Licensed Product under Licensed Patents, University Confidential Technology, TSAR Technology and/or Licensed Know-how. If, in the judgment of Cytogen, such proposal falls outside Cytogen's own commercial plans, Cytogen agrees in good faith to enter into negotiations with such third party to sublicense the Licensed Product covered under the third party proposal under Licensed Patents, University Confidential Technology, TSAR Technology and or Licensed Know-how on terms solely within the discretion of Cytogen.

4.4     Sublicensing Plans By Third Party After Termination of Cytogen
        --------------------------------------------------------------
Sponsorship of Research on TSAR Technology    If, at any time after Cytogen
- - ------------------------------------------
shall terminate its sponsorship of research on TSAR Technology at University under the provisions of Research Agreements, University shall receive a bona
                                                                        ----
fide plan from a third party to develop a Licensed Product under Licensed
- - ----
Patents, University Confidential Technology, TSAR Technology and/or Licensed Know-how ("Third Party Plan"), University shall give written notice thereof (including a copy of the Third Party Plan) to Cytogen. Cytogen agrees to execute, if appropriate in its judgment, a confidential disclosure agreement in a form reasonably acceptable to Cytogen with University and such third party, in order to receive such notice and Plan. In the event Cytogen is not already developing a Licensed Product as described in the Third Party Plan, or the commercial development of such Licensed Product is not reasonably within Cytogen's business plans, Cytogen shall elect one of the following options:

     (a) sublicense its rights to such Licensed Product under Licensed Patents, University Confidential Technology, TSAR Technology and/or Licensed Know-how as described in, in conformity with, and limited to, the disclosure in the Third Party Plan; or,

     (b) release to University such of its rights under this Agreement to Licensed Products under Licensed Patents, University Confidential Technology, TSAR Technology and/or Licensed Know-how as described in, in conformity with and limited to, the disclosure in the Third Party Plan.

4.5     Notification by Cytogen    Cytogen shall have one hundred and twenty
        -----------------------
(120) days after receipt of a Third Party Plan to notify University that (a) it is already developing a Licensed Product as described in the Third Party Plan;
(b) the commercial development of a Licensed Product is reasonably within Cytogen's business plans; or, (c) it elects to take one of the courses of action recited in paragraph 4.4(a) or 4.4(b) hereinabove.

4.6     Negotiation of Sublicense by University    In the event Cytogen shall
        ---------------------------------------
elect to take the course of action identified in paragraph 4.4(a) of this
Article IV, and good faith sublicensing
negotiations shall not be completed within nine (9) months following their commencement then, in that event, Cytogen shall release to University, in accordance with the provisions of paragraph 4.4(b) of this Article IV, its rights to Licensed Product as defined in, in conformity with, and limited to, the Third Party Plan, whereupon University shall have the right to negotiate a license with such third party on such Licensed Product; provided however, that
                                                        -------- -------
the terms and conditions of such license shall be no more favorable to the third party licensee than those contained in this Agreement. If the negotiations are successful and shall be reduced to a written license agreement endorsed by the third party and University then, in that event, University shall share equally with Cytogen any revenues derived by the University under the terms of such license agreement.

4.7     Reporting   Within ten (10) days following the first day of January
        ---------
of each calendar year during the term of this Agreement, Cytogen shall make a written annual report to University of all progress made in the development of Licensed Product during the preceding calendar year.

5.      Term and Termination
        --------------------

5.1     Term           This Agreement shall commence on the Effective Date and,
        ----
unless sooner terminated as herein provided, shall remain in full force and effect in those countries of the

Licensed Territory wherein a Licensed Patent subsists, until the expiration of the last to expire of the Licensed Patents that cover a Licensed Product. In those countries of the Licensed Territory wherein (a) no patent applications have been filed or (b) patent applications have been filed but have been abandoned for any reason, the Agreement shall remain in full force and effect for a period of twenty (20) years from the Effective Date.

5.2     Cytogen's Right to Terminate     Cytogen shall have the right to
        ----------------------------
terminate this Agreement in its entirety upon sixty (60) days written notice to the University.

5.3     Default        In the event that Cytogen shall:
        -------

        (a) default in a material obligation hereunder, including failure to make any payments, and fail to remedy such default within sixty (60) days after notice of such default the University; or

        (b) initiate or be placed in a process of liquidation or dissolution other than for an amalgamation or reorganization; or,

        (c) suffer the appointment of a receiver for any substantial portion of its business who shall not be discharged within sixty (60) days after such receiver's appointment, then, in any such event, the University, at its option, may terminate its obligations to, and the rights of, Cytogen under the license granted in this Agreement upon thirty (30) days written notice to Cytogen, which termination shall be effective as of the occurrence of the event giving rise to the option to terminate.

5.4     Continuing Obligations    Any termination or cancellation under any
        ----------------------
provision of this Agreement shall not relieve Cytogen of its obligation to pay any royalty or other payments due or owing at the time of such cancellation nor affect any other rights of either party accrued prior to such termination.

6.      Disposition of Licensed Products
        --------------------------------

6.1 Upon cancellation of this Agreement or upon termination in whole or in part, Cytogen shall provide the University with a written inventory of all University Confidential Technology and Licensed Products in process of manufacture, in use or in stock. Cytogen shall have the privilege of disposing of the inventory of such Licensed Products within a period of one hundred and eighty (180) days of such termination upon conditions most favorable to the University that Cytogen can reasonably obtain. Cytogen shall also have the right to complete performance of all contracts requiring use of University Confidential Technology, Licensed Patents or Licensed Products within and beyond said 180-day period provided that the remaining term of any such contract does not exceed one year. All Licensed Products which are not disposed of as provided above shall be delivered to the University or otherwise disposed of, in the University's sole discretion and at the University's expense.

7.      Publicity
        ---------

7.1     Use of University's Name      The use of the name of the University, or
        ------------------------
any contraction thereof, in any manner in connection with the exercise of this license is expressly prohibited except with the prior written consent of the University, which shall not be unreasonably withheld.

7.2     By the University           The University shall not originate any
        -----------------
publicity, news release or other public announcement, written or oral, whether to the public press or otherwise, relating to the existence of this Agreement; to the Research Agreements; to any amendment to either agreement or to performance hereunder, or the existence of an arrangement between the parties without the prior written consent of Cytogen, which shall not be unreasonably withheld. It is specifically agreed that University may report the Research Agreements in its routine reports of sponsored research. Furthermore, all the foregoing is subject to the provisions of the North Carolina Public Records Act, G.S. Ch. 132. Cytogen shall be provided with an advance copy of any proposed publication or oral presentation concerning TSAR Technology and, if in the opinion of

Cytogen's legal counsel, it is believed any such publication contains (a) a patentable development, submission or publication shall be delayed to permit the filing of a patent application or patent applications, but in no event shall such delay exceed four (4) months from the time Cytogen receives such advance copy of the proposed publication or presentation; and/or (b) non-patentable but proprietary trade secret information belonging to Cytogen, then such publication shall be re-written to eliminate such proprietary trade secret information.

8.      University Use
        --------------

8.1 It is understood and agreed that the University shall be free to use University Confidential Technology and Licensed Products for its own research and/or educational purposes without any payment of royalty fees but may not commercialize the same.

9.      Patents
        -------

9.1     Prosecution and Maintenance    Cytogen shall bear the cost of preparing,
        ---------------------------
filing, prosecuting and maintaining United States and foreign patent applications concerning Licensed Products. The University and Cytogen have agreed that all patent applications, United States and foreign, concerning TSAR technology developed by the University shall be filed on behalf of the University by Pennie & Edmonds, a Patent Law firm whose offices are at 1155 Avenue of the Americas, New York, New York 10036; that copies of all correspondence, letters, amendments, Office Actions and other communications among Pennie & Edmonds, its local Patent Counsel and the respective governmental Patent Offices shall be forwarded by Pennie & Edmonds to the University and Cytogen; that Pennie & Edmonds shall forward all invoices for legal services rendered by Pennie & Edmonds and its local Patent Counsel, including debit notes for fees paid by Pennie & Edmonds to local governmental Patent Offices, directly to Cytogen for payment by Cytogen.

9.2     Decisions to File Patent Applications  In the event in its sole
        -------------------------------------
discretion, Cytogen elects to obtain patent coverage on subject matter relating to Licensed Products or University Confidential Technology, in the United States and in foreign countries in the name of the inventor or in the name of the University, as the case may be, Cytogen shall so advise the University, in writing, and the provisions of paragraph 9.1 shall apply. Conversely, in the event Cytogen elects not to obtain patent coverage on subject matter relating to Licensed Products or University Confidential Technology, it shall so advise the University in writing and the University shall have the option to file such patent applications on its own behalf, at its own cost and expense, and Cytogen shall thereafter have no rights under such applications and resulting patents.

9.3     Discontinuance of Expenditures    In the event Cytogen elects to
        ------------------------------
discontinue the payment of all expenditures in connection with the prosecution and maintenance of Licensed Patents, then Cytogen shall provide notice in due time to the University so that the University, or its nominee, at its option, can substitute for Cytogen all proceedings for prosecuting or maintaining Licensed Patents, and Cytogen will thereafter have no rights under such Licensed Patents.

10.     Enforcement
        -----------

10.1    Infringement by Cytogen    In the event a patent is issued in the
        -----------------------
Licensed Territory to a third party containing patent claims applicable to Licensed Products and Cytogen is sued or threatened with suit by such third party charging infringement of such patent resulting from the manufacture, use or sale by Cytogen of one or more Licensed Products, Cytogen shall promptly notify the University of such suit or threatened suit. Thereupon Cytogen shall have the right, at Cytogen's sole discretion either:

        (a)  to stop manufacture, use and/or sale of the subject
        Licensed Product and to stop all royalty payments upon giving the University one (1) month written notice; or,

        (b) to continue to manufacture, use and/or sell the subject Licensed Product and to stand suit for patent infringement at its own cost and expense.

10.2    Infringement by Third Parties/Suit by the University
        ----------------------------------------------------

Either party shall promptly notify the other party of any infringement of any Licensed Patents. Each party shall provide the other party with all available evidence relating thereto. Cytogen and the University shall then consult with each other as to the best manner in which to proceed. The University shall have the right, but not the obligation, to bring, defend and maintain any appropriate suit or action. If the University requests Cytogen to join the University in such suit or action and Cytogen agrees to do so, Cytogen shall execute all papers and perform such other acts as may be reasonably required and may, at its option and at its expense, be represented by counsel of its choice. Should the University lack standing to bring any such action, then the University may cause Cytogen to do so upon first undertaking to indemnify and hold Cytogen harmless (to the extent permissible by law) from all consequent liability and to promptly reimburse Cytogen for all reasonable expenses (including attorney fees) stemming
therefrom.  [     Information omitted and filed separately with the Commission under Rule 24b-2.


                                                  ]

10.3    Infringement by Third Parties/Suit by Cytogen
        ---------------------------------------------

In the event the University fails to take action with respect to the matters provided for in paragraph 10.2 hereinabove within a reasonable period of time, but not more than three (3) months following receipt of such notice and evidence, Cytogen shall have the right, but not the obligation, to bring defend and maintain any appropriate suit or action. If Cytogen finds it necessary to join the University in such suit or action, the University shall after receiving the approval of the Attorney General of North Carolina, execute all papers and perform such other acts as may be reasonably required and may, at its option and expense, be represented by counsel of its choice. In the event Cytogen does join the University in such suit or action, Cytogen shall indemnify and hold harmless the University from all liability arising from such suit or action. Absent an agreement between the parties to jointly bring any action or suit hereunder and to share the expenses thereof, any amount recovered in any such action or suit shall be retained by the party bringing the suit and bearing its expenses. All royalties due the University in the event Cytogen brings suit according to this paragraph 10.3 shall be placed in escrow by Cytogen during the pendency of such suit and any costs of suit, if reasonable in nature and amount, shall be paid therefrom and the balance remitted to the University upon
termination of such suit.  [     Information omitted and filed separately with
the Commission under Rule 24b-2.


                                                            ]

10.4         Judgment       In the event of a judgment in any suit requiring
             --------
Cytogen to pay a royalty to a third party, or in the event of a settlement of
such suit requiring royalty payments to be made, [     Information omitted and
filed separately with the Commission under Rule 24b-2.

            ]

11.     Confidentiality
        ---------------

11.1    Ownership and Confidentiality
        -----------------------------

        a) All information characterizable as Licensed Know-how and University Confidential Technology developed by the University pursuant to the Research Agreements which shall be disclosed to Cytogen to fulfill the intent and objectives of this Agreement shall be held in confidence by Cytogen and shall be and remain the property of the University. Cytogen hereby agrees to maintain the confidentiality of all writings from the University relating to Licensed Know-how and University Confidential Technology for a period of three (3) years from the date of receipt by Cytogen.

        b) All Cytogen Technology which shall be disclosed to the University to fulfill the intent and objectives of this Agreement shall be held in confidence by the University and shall remain the property of Cytogen. The University hereby agrees to maintain the confidentiality of all writings from Cytogen to the University relating to Cytogen Technology for a period of three (3) years from the date of receipt by the University.

11.2    Exceptions to Confidentiality    The obligations of paragraph 11.1 shall
        -----------------------------
not apply to written disclosures of Licensed Know-how and University Confidential Technology by the University to Cytogen and Cytogen Technology by Cytogen to the University which:

        (i) were in the receiving party's possession prior to receipt from the transferring party as evidenced by the receiving party's written records; or,

        (ii) were in the public domain at the time of receipt from the transferring party; or,

        (iii) become part of the public domain through no fault of the receiving party; or,

        (iv) were lawfully received by the receiving party from a third party not prohibited from making such disclosures to the receiving party; or,

        (v) shall be required to be disclosed in a judicial or administrative proceeding after legal remedies for maintaining the subject matter in confidence have been exhausted;

or,

        (vi) shall be lawfully required to be disclosed by the receiving party to the United States Food & Drug Administration or other regulatory governmental agency.

        (vii) shall be independently developed by personnel of the receiving party who were not privy to the Licensed Know-how, University Confidential Technology or Cytogen Technology.

12.     Waiver
        ------

12.1 No failure or delay by any party to insist upon the strict performance of any term, agreement, condition or covenant of this Agreement, or to exercise any right, power or remedy hereunder or consequent upon a breach hereof, shall constitute a waiver of any such term, agreement, condition, covenant, right, power or remedy or of any such breach or preclude such party from exercising any such right, power or remedy at any later time or times.

13.     Assignment
        ----------

13.1 Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party; provided however, it may be assigned without consent to the corporate successor of Cytogen or to a corporation acquiring all or substantially all of the business or assets of Cytogen.

14.     Independent Contractor Status
        -----------------------------

14.1    Neither party hereto is an agent of the other for any purpose.

15.     Notice
        ------

15.1 Any notice required or permitted to be given to the parties hereto shall be deemed to have been properly given if delivered in person or mailed by first-class certified mail to the other party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

If to the University:
Office of Research Services
CB #4100 Bynum Hall
UNC-CH
Chapel Hill, NC  27599-4100
Attention: David E. Broome, Jr.

if to Cytogen:
John D. Rodwell, Ph.D.
Vice President, Research & Development

Cytogen Corporation
201 College Road East-CN-5309
Princeton, New Jersey  08540-5309

with copies to:
William J. Ryan, Esq.
Vice President and General Counsel
Cytogen Corporation
600 College Road East-CN-5308
Princeton, New Jersey 08540-5308


16.     No Indemnity by the University
        ------------------------------

16.1 Cytogen shall be responsible for its own acts relating to the manufacture, use and sale of Licensed Products and will indemnify and hold harmless the University from and against any liabilities or claims of liability arising out of Cytogen's exercise of this Agreement. The University shall not indemnify Cytogen for costs, expenses, liability, damages and claims for any injury or death to persons or damage to or destruction of property or other loss arising out of or in connection with any Licensed Products made, used or sold by Cytogen. Cytogen shall not indemnify or hold harmless the University against any liabilities or claims of liability against the University based on or arising out of any negligence or action of the University or any of its employees, including further research at the University or elsewhere on TSAR Technology.

17.     Governing Law
        -------------

17.1 This Agreement shall be interpreted and construed in accordance with the laws of the State of North Carolina.

18.     Complete Agreement
        ------------------

18.1 The terms and provisions contained in this Agreement constitute the entire understanding between the parties hereto and supersede any and all prior written and oral agreements concerning the subject matter contained herein except the Research Agreements, which currently subsist and continue to be in full force and effect.

This Agreement may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of each of the parties hereto.

IN WITNESS WHEREOF, both the University and Cytogen have executed this Agreement in duplicate originals by their respective officers hereunto duly authorized, the day and year first above-written. Inventors have likewise indicated their acceptance of the terms hereof by signing below.

THE UNIVERSITY OF NORTH CAROLINA     CYTOGEN CORPORATION
        AT CHAPEL HILL

By:  /s/ Wayne R. Jones                  /s/ John D. Rodwell
   -----------------------------       -----------------------------
Name:   Wayne R. Jones               Name : John D. Rodwell, Ph.D.
Title:  Vice Chancellor,             Title: Vice President,
        Business and Finance         Research & Development

INVENTORS:
    /s/ Brian K. Kay
  --------------------------------
    /s/ Dana M. Fowlkes
  --------------------------------

  --------------------------------

                                   Schedule A
                                Licensed Patents

                  Title/Inventors   SN/Filing Date   Status
                 -----------------  --------------  ---------
United States    Totally Synthetic      07/480,420  Abandoned
                 Affinity Reagents  Feb 15 90
                 Fowlkes/Kay


United States    Totally Synthetic   07/854,133     Office
                 Affinity Reagents                  Action
                 Fowlkes/Kay-CON     Mar 19 92      Received


PCT              Totally Synthetic   US91/01013     Demand
                 Affinity Reagents   Feb 14 91
                 Filed
                 Fowlkes/Kay                        Sep 12 91

Designated
States:

Austria
Belgium
Canada
Switzerland
Germany
Denmark
Spain
France
Great Britain
Greece
Italy
Japan
Luxembourg
Netherlands
Sweden

                                   Schedule B

                              Research Agreements



          AGREEMENT BETWEEN CYTOGEN CORPORATION AND THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL
          Dated 4 June 1986

          Letter, McKearn (Cytogen) to Fowlkes (UNC) regarding termination of sponsored research agreement
          Dated 18 October 1988

          Letter, Fowlkes (UNC) to McKearn (Cytogen) expressing interest in continuing sponsored research
          Dated 21 December 1988

          Letter, Fowlkes (UNC) to McKearn (Cytogen) submitting outline of experiments and budget for continuing sponsored research
          Dated 5 January, 1990

          CONFIDENTIALITY AND SPONSORED RESEARCH AGREEMENT Dated 26 June 1990

          CONFIDENTIALITY AND SPONSORED RESEARCH AGREEMENT AMENDMENT Dated 7 December 1991

          Letter, Rodwell (Cytogen) to Fowlkes (UNC) committing Cytogen to extension of said agreement through the 2nd quarter 1992
          Dated 22 January 1992

          Letter, Rodwell (Cytogen) to Kay (UNC) committing Cytogen to extension of said agreement through the 3rd/4th quarter 1992
          Dated 22 June 1992

          Letter, Rodwell (Cytogen) to Kay (UNC) committing Cytogen to extension of said agreement thru the 4th quarter 1992 Dated 9 July 1992

          Letter, Rodwell (Cytogen) to Kay (UNC) committing Cytogen to extension of said agreement thru December 31, 1994
          Dated 26 October 1992

                                   AGREEMENT
                                    between
                The University of North Carolina at Chapel Hill
                                      and
                              Cytogen Corporation


     This Agreement amends and becomes a part of the License entered into as of March 10, 1993, by and between
The University of North Carolina at Chapel Hill (hereinafter "University"), 300 Bynum Hall, Chapel Hill, N.C., and
Cytogen Corporation (hereinafter "Cytogen"), 600 College Road East CN 5308, Princeton N.J. 08540-5308.
This amendment is effective as of the    4       day of     April   , 1994.
                                      ----------        -----------

In consideration of the premises and the mutual covenants herein recited, and other good and valuable considerations, the receipt of which is acknowledged, it is agreed as follows:

     Paragraph 9.1 of the License Agreement is revised as follows:

9.1  Prosecution and Maintenance Cytogen shall bear the cost of preparing,
     ---------------------------
filing, prosecuting and maintaining United States and foreign patent application concerning Licensed Products. The University and Cytogen have agreed that all patent applications, United States and foreign, concerning TSAR technology developed by the University shall be filed on behalf of the University by Patent Counsel appointed by Cytogen; that Cytogen shall inform the University in writing of the Counsel appointed; that copies of all correspondence, letters, amendments, Office Actions and other communications among Patent Counsel and the respective governmental Patent Offices shall be forwarded by Patent Counsel to the University and Cytogen; that Patent Counsel shall forward all invoices for legal services rendered by Patent Counsel including debit notes for fees paid by Patent Counsel to local governmental Patent Offices, directly to Cytogen for payment by Cytogen.

IN WITNESS WHEREOF, The University and Cytogen have executed this Amendment in duplicate originals by their respective officers hereunto duly authorized, the day and year first above-written. Inventors likewise indicated their acceptance of the terms hereof by signing below.

THE UNIVERSITY OF NORTH CAROLINA       CYTOGEN CORPORATION
    AT CHAPEL HILL

By:  /s/ Wayne R. Jones                /s/ John D. Rodwell
   -------------------------------     ----------------------------

Name:  Wayne R. Jones                  John D. Rodwell, Ph.D.
Title: Vice Chancellor,                Vice President,
       Business and Finance            Research & Development

INVENTORS:

/s/ Brian K. Kay                       /s/ Dana M. Fowlkes
- - ----------------------------------     ----------------------------

Brian K. Kay                           Dana M. Fowlkes

                          LICENSE AGREEMENT AMENDMENT


     THIS LICENSE AGREEMENT AMENDMENT (hereinafter "Amendment") is made and
entered into this   17th   day of     November    , 1994 by and between THE
UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL, having an address at 300 Bynum Hall, Chapel Hill, North Carolina 27599 (hereinafter "University"), and CYTOGEN Corporation, with offices at 600 College Road East, CN 5308, Princeton, New Jersey 08540-5308 (hereinafter "CYTOGEN").

     (a) University and CYTOGEN entered into a License Agreement dated March 10, 1993 (hereinafter "Agreement").

     (b) University and CYTOGEN wish to amend the Agreement as follows:

       (a) In Section 1.5, line 3, after "TSAR Technology" insert "inventions made by University."

       (b) In Section 2.1, after "Licensed Patents," insert "TSAR Technology,".

     (c) The Amendments of Paragraph 2 are effective as of March 10, 1993, that is, they shall be deemed to be part of the License Agreement as of the Effective date.

     (d) All definitions of the Agreement apply to this Amendment.

     (e) The Agreement shall remain in full force and effect.



THE UNIVERSITY OF NORTH                 CYTOGEN CORPORATION
CAROLINA AT CHAPEL HILL

By:  /s/ Wayne R. Jones                By:  /s/ John D. Rodwell
   ---------------------------            ---------------------------

Name: Wayne R. Jones                   Name:  John D. Rodwell, Ph.D.
     -------------------------
      Vice Chancellor

Title:  Business and Finance           Title:  Vice President,
      ------------------------                     Research & Development


Inventors:

   /s/ Brian K. Kay
 ------------------------------

   /s/ Dana M. Fowlkes
 ------------------------------